                                                                   Exhibit 10.27


2001-04-09                   OFFER OF LOAN GUARANTEE                 Page 1 of 9
                                  (TRANSLATION)

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BY:  GARANTIE QUEBEC, a company legally constituted under the Act respecting
     Investissement-Quebec and Garantie-Quebec (R.S.Q. , c. I-16.1), having its head office at 1200 Route de l'Eglise, Suite 500, Sainte-Foy, Quebec, G1V 5A3, and having a place of business at 393 Rue Saint-Jacques, Suite 500, Montreal, Quebec, H2Y 1N9, hereinafter called G.Q.

TO: HENRY BIRKS & SONS HOLDING INC. and HENRY BIRKS & SONS INC., duly constituted legal persons having their principal place of business at 1240 Phillips Square, Montreal (Quebec) H3B 3H4, hereinafter collectively referred as the Company.

1.   LOAN GUARANTEE
     --------------

     1.1 G.Q. offers the Company a guarantee, hereinafter referred to as the Guarantee, in the form of a suretyship of sixty-five percent (65%) of the net loss on a loan, hereinafter referred to as the Loan, for the maximum amount of three million dollars ($3,000,000), granted by GMAC COMMERCIAL CREDIT CORPORATION -- CANADA, pursuant to a Loan Agreement entered into between the Lender and the Company on October 15, 1996 and amended thereafter by letters dated July 23, 1998, June 8, 1999, September 23, 1999, May 2, 2000 and January 30, 2001, hereinafter collectively referred to as the Loan Agreement.

     1.2 For the purposes of the Guarantee, the net loss is defined as the sum of the interest and the principal of the Loan authorized for disbursement by G.Q., due and unpaid on the Loan recall date, plus the accrued interest for a maximum period of three (3) months effective from the Loan recall date, after deducting the net proceeds of realization of the security granted to secure repayment of the Loan, it being understood, however, that the interest accrued on and since the Loan recall date shall at no time exceed, in the calculation of the net loss, ten percent (10%) of the balance of the principal of the Loan at the time of its recall.

     1.3 The Loan shall serve exclusively to finance the renovation and new store opening project, which along with its financing, is established as follows:

          Project
          -------

          - New Victoria store location                            $     622,100
            Government Street (British Columbia)
          - Southgate store renovation (Alberta)                   $     473,500
          - Chinook store renovation (Alberta)                     $     532,600
          - Hillside store renovation (British Columbia)           $     254,300
          - New "Canada 1" store outside Quebec                    $     495,000
          - New "Canada 2" store outside Quebec                    $     495,000
          - Renovation or new location of a store outside Quebec
            (London, Halifax or others)                            $     458,000
                                                                   -------------
                                                             Total $3,330,500.00
                                                                   -------------




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Initials of G.Q.'s      Initials of the Company's
representative          representative

2001-04-09                   OFFER OF LOAN GUARANTEE                 Page 2 of 9
                                  (TRANSLATION)

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          Financing
          ---------

          - Term loan (65% guaranteed)                             $3,000,000.00
          - Working capital                                        $  330,500.00
                                                                   -------------
                                                             Total $3,330,500.00
                                                                   -------------

          Project start date: 2000-06-01    Project end date: 2001-11-30
          -------------------               -----------------

2.   TERM OF THE GUARANTEE
     ---------------------

     The Guarantee is granted for a period of five (5) years from the date of the first advance on the Loan.

3.   COMMITMENTS TO FULFILL BEFORE THE GUARANTEE COMES INTO FORCE
     ------------------------------------------------------------

     3.1 Before the Guarantee comes into force, the Company shall have fulfilled the following conditions to G.Q.'s satisfaction, namely:

          3.1.1 The minimum security detailed in subsection 7.1 hereof shall have been validly granted by the Company and a written confirmation to this effect received from GMAC (GMAC Commercial Credit Corporation -- Canada);

          3.1.2 The Company undertakes to fulfill the commitments included in the Lender's letter of offer accepted by the Company on January 30, 2001;

          3.1.3 Commitment to maintain the current level of employment for the term of the guarantee, namely more than 300 jobs in Quebec.

4.   FEES
     ----

     4.1  COMMITMENT FEE
          --------------

          4.1.1 This offer is subject to the payment of management fees, hereinafter referred to as the Commitment Fee, of one percent (1%) of the amount of the Loan, namely thirty thousand dollars ($30,000).

          4.1.2 The Commitment Fee, the balance of which shall be paid to G.Q. upon acceptance of this offer, shall not be refundable, in whole or in part, under any circumstances.

          4.1.3 The mere cashing of the Commitment Fee shall not create any right in favour of the Company and shall in no way oblige G.Q. to bring the Guarantee into force in any way; these rights and obligations shall only be generated provided that the terms and conditions mentioned in this offer are fulfilled.



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Initials of G.Q.'s      Initials of the Company's
representative          representative

2001-04-09                   OFFER OF LOAN GUARANTEE                 Page 3 of 9
                                  (TRANSLATION)

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     4.2  STANDBY FEES
          ------------

          4.2.1 Upon each advance on the Loan, a standby fee of two percent (2%), calculated on the amount of the advance, shall be payable to G.Q. upon receipt by the Company of an invoice to that effect. The fees thus payable shall be adjusted in proportion to the number of days remaining between the Loan disbursement date and March 31 of the following year, out of 365.

          4.2.2 Moreover, in consideration of the Guarantee, the Company undertakes to pay G.Q. annually, on the last business day of April of each year, standby fees of two percent (2%), calculated on the balance of the Loan as at March 31 preceding each payment.

          4.2.3 Such standby fees shall always be payable in advance for the upcoming guarantee period and shall not be refundable, in whole or in part, under any circumstances.

          4.2.4 Notwithstanding the foregoing, G.Q., at its discretion, may reduce the percentage of standby fees claimed from the Company if there is a decrease in the percentage net loss it guarantees.

     4.3 The Commitment Fee and the standby fees owed by the Company to G.Q. under the terms hereof shall be payable without notice or formal demand within the foregoing time limit, at G.Q.'s offices or at any other place which G.Q. may indicate to the Company in writing. G.Q. may claim from the Company, on any amount due, effective from maturity, interest calculated monthly, equal to the weekly variable rate prevailing at G.Q.

5.   ELECTRONIC DEBITS
     -----------------

     5.1 The Company hereby authorizes G.Q. to make, by manual or electronic debit from its bank account, any payment the Company must make to G.Q. in respect of the standby fees payable under the terms hereof and in respect of any amount G.Q. would have paid to the Lender in accordance with the Guarantee. To this effect, the Company hereby authorizes the bank or financial institution with which it deals to honour the debits made by G.Q.

     5.2 G.Q. shall send the Company a debit note in advance, containing all the information relating to the payments to be made by the Company.

     5.3 The Company undertakes to renew the authorization appearing above if it changes banks or financial institutions, as long as the Guarantee is in force, or as long as the Company may be indebted to G.Q. in respect of any payment made by G.Q. pursuant to the Guarantee and to inform G.Q. of this change by providing it with a cheque specimen from its new bank or financial institution marked "NIL" and containing all the necessary information.



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representative          representative

2001-04-09                   OFFER OF LOAN GUARANTEE                 Page 4 of 9
                                  (TRANSLATION)

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     5.4  The Company accepts that payment of the standby fees owed hereunder shall be made by cheque if G.Q. deems this mode of payment preferable under the circumstances.

6.   REPAYMENT
     ---------

     6.1 The Company undertakes to repay G.Q., on demand, for any amount which the latter will be called upon to pay to the Lender pursuant to the Guarantee, both in principal and in interest, and to hold it harmless of any other loss, damage or expense which may result from G.Q.'s commitment to the Lender under the terms of the Guarantee.

7.   SECURITY
     --------

     7.1 The Company undertakes, for the duration of the Guarantee, to grant the Lender, to secure repayment of the Loan, the security prescribed in the Loan Agreement, which shall confer on the Lender in respect of the Loan the hypothecary rights resulting from:

          o a movable hypothec on the universality of the movable property, corporeal and incorporeal, tangible and intangible, present and future, of Henry Birks & Sons Inc., in the amount of three million dollars ($3,000,000) ranking after the hypothecary rights already existing in favour of the lender in respect of the following credits granted pursuant to the Loan Agreement:

               --   GMAC credit LINE (maximum $50,000,000);

               -- GMAC term loan of seven hundred and fifty thousand dollars ($750,000) (maximum balance of $262,500);

               -- GMAC term loan of four hundred thousand dollars (maximum balance of $387,000);

               --   GMAC term loan of three million dollars ($3,000,000);

               -- GMAC terms loan of five million dollars ($5,000,000), G.Q. file number D052950.

8.   OBLIGATIONS OF THE COMPANY
     --------------------------

     8.1 Effective from the date of acceptance of this offer, for the entire term of the Guarantee and until payment in full of any amount that may be owed to G.Q. by the Company hereunder or under the suretyship agreement, the Company undertakes to:

          8.1.1 furnish its audited annual financial statements, its audited consolidated financial statements (where the Company must prepare those according to the generally accepted accounting practices of the Canadian Institute of Chartered Accountants) within ninety (90) days of the end of any fiscal year and its financial statements within ninety (90) days of the end of each; also furnish, upon request, its semiannual financial statements, the financial statements of its subsidiaries and, if applicable, its consolidated financial statements or any other financial statements required by G.Q. within the time limit prescribed by G.Q.;



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representative          representative

2001-04-09                   OFFER OF LOAN GUARANTEE                 Page 5 of 9
                                  (TRANSLATION)

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          8.1.2   furnish annual financial projections with the working
                  assumptions at the beginning of each fiscal year;

          8.1.3 furnish G.Q. annually with a copy of the renewal of its line of credit;

          8.1.4 furnish G.Q., upon the latter's written request and within the time limit provided in such request, with any and all information and documents it will deem useful and relevant to the application of the Guarantee and the Programme d'aide au financement des enterprises (Business financing assistance program);

          8.1.5 not amend its authorized and issued share capital at the date hereof without G.Q.'s prior written agreement, except in connection to stock options or deferred stock options granted to the employees, directors or Executive officers of the Company's affiliates;

          8.1.6 not liquidate, wind up or dissolve itself without G.Q.'s prior written agreement;

          8.1.7 not grant loans or advances to its shareholders, directors or officers, except in the normal course of the Company's business, or act as guarantor for its shareholders, directors or officers;

          8.1.8 deal on a business basis at arm's length in its business dealings with any person;

          8.1.9 obtain G.Q.'s prior written agreement before declaring or paying any dividend to a class or classes of shareholders, except as provided under 8.1.19 hereof;

          8.1.10 not grant loans, advances or any other form of financial assistance to affiliated companies or subsidiaires, nor make investments therein, nor grant them security, nor engage in transactions with them outside the normal course of its operations;

          8.1.11 ensure that there is no change in the control of the Company or in the ultimate control of the Company, except with G.Q.'s prior consent;

                  control means the holding of Shares carrying a sufficient number of voting rights to allow the election of the majority of the directors of the Company. Ultimate control means the holding of the said Shares by a natural person or persons giving control of the Company through a legal person or legal persons holding shares in each other or in the Company. In the event of the death of the shareholder who has ultimate control of the Company, the transmission of the Shares of the deceased shareholder to his heirs shall not be deemed to constitute a change in ultimate control of the Company, on condition that said control remains in the hands of the deceased shareholder's legal heirs;

          8.1.12 not divest more than ten percent (10%) of its assets (as per the last audited financial statements), except with G.Q.'s prior consent;

          8.1.13 allow G.Q's. representatives or any external auditor designated by G.Q., upon prior notice to the Company, to enter the Company's premises during normal business hours and, at G.Q.'s expense, examine the Company's books, physical



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representative          representative

2001-04-09                   OFFER OF LOAN GUARANTEE                 Page 6 of 9
                                  (TRANSLATION)

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                  facilities and inventory, in the manner they deem appropriate, and obtain a copy of any document;

          8.1.14 allow G.Q. or its responsible Minister to disclose publicly, if they deem it appropriate, the highlights of the financial intervention granted to the Company, including, inter alia and without limitation, the Company's name, its type of operation, its location, the nature and the amount of the financial intervention stipulated herein and the number of employees in the Company's service;

          8.1.15 give G.Q. fifteen (15) day prior notice, if the Company wishes to announce its project officially or proceed with an official inauguration, so as to enable G.Q. or its responsible Minister to participate;

          8.1.16 settle all expenses pertaining to the preparation, execution or registration, if applicable, of the documents necessary to give effect to this offer or to any amendment thereto;

          8.1.17 maintain a minimum working capital ratio of one point fifteen (1.15) and a long-term debt / net equity ratio of one point five (1.5), net equity also including shareholders' advances and deferred subsidies; G.Q. recognizes the seasonal nature of the Company and accepts that this ratio may not be provided from time to time within a given fiscal year;

          8.1.18 maintain the ratios indicated in the preceding paragraph regarding the guarantee previously granted by G.Q. to the Company under number D052950 of its files;

          8.1.19  not pay dividends except in the following cases:

                  -- the Company generates net earnings after income taxes at the end of the fiscal year; however, the amount of the dividend shall not exceed one third of the net earnings generated, and the working capital ratio and the term debt / equity ratio, pro forma upon payment of dividends, shall be maintained. In the event that the Company realizes net earnings and has to pay a dividend greater than the one heretofore determined, it undertakes to repay the loan in an equivalent amount, provided that the said ratios are maintained. Finally, if in the course of a given fiscal year, the Company does not exercise the privilege of paying dividends, this amount shall serve as a reserve to increase the redistribution in subsequent years;

                  -- the Company is subject to a takeover bid; in which case, the working capital ratio and the term debt / equity ratios, pro forma upon payment of the dividend, shall be maintained.

          8.1.20 not redeem share capital of Henry Birks & Sons Holding Inc. (this company holds 98% of the share capital of Henry Birks & Sons Inc., the balance being held by management and the employees (share capital and stock options));

          8.1.21 not grant loans or advances to its shareholders, except for the shareholder employees, for the purchase of share capital of the Company, the cumulative



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representative          representative

2001-04-09                   OFFER OF LOAN GUARANTEE                 Page 7 of 9
                                  (TRANSLATION)

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                  amount of loans or advances to its shareholders being limited to $500,000 per fiscal year;

          8.1.22 maintain the number of permanent jobs in Quebec at the current minimum level of three hundred (300).

9.   EVENT OF DEFAULT
     ----------------

     9.1 Notwithstanding any other provision in this offer and even if the conditions are fulfilled, G.Q. reserves the right to cancel any portion not in force of the Guarantee or to defer its coming into force, at its discretion, and the Company undertakes to repay the loan on demand with interest, fees and incidentals, in the following cases which constitute cases of default:

          9.1.1 if the Company, without G.Q.'s prior written consent, moves out of Quebec a substantial portion of the assets it holds in Quebec, except in the normal course of the Company's business;

          9.1.2 if the Company assigns its property, is under a receivership order pursuant to the Bankruptcy and Insolvency Act (R.S.C.
                  (1985) c. B-3), makes a proposal to its creditors or commits an act of bankruptcy under the said Act, or if it is under a winding-up order under the Winding-up Act (R.S.Q., c. L-4) or any other Act to the same effect, or if it is insolvent or on the verge of insolvency, or if its financial position deteriorates so as to imperil its survival;

          9.1.3 if the Company avails itself of the provisions of the Corporate Creditors' Arrangements Act (R.S.C. (1985) c. C-36);

          9.1.4 if the Company suspends or threatens to suspend the normal operation of a substantial part of its business;

          9.1.5 if, in the opinion of G.Q. and without its consent, a material change occurs in the nature of the Company's operations or in the Company's level of financial or economic risk;

          9.1.6 if, at any time, the Company is part to a dispute or proceedings before a court of law or a tribunal, or a government commission or agency, without having disclosed it to G.Q., and the said dispute has a material impact on the Company's operations;

          9.1.7 in the event of fraud, misstatement or falsification of documents submitted to G.Q. or the Lender by the Company or its representatives;

          9.1.8 if the Company is in default of repayment to G.Q. of any sum which may become due under the terms hereof;

          9.1.9 if the Company does not allocate the proceeds of the Loan to the project submitted in the application for financing;



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representative          representative

2001-04-09                   OFFER OF LOAN GUARANTEE                 Page 8 of 9
                                  (TRANSLATION)

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          9.1.10  if the Company fails to perform any of the clauses and conditions of this offer, the loan contract to be entered into between the Lender and the Company, any other document incidental to the Loan and any amendment thereto, as applicable, and in general, any agreement in respect of its borrowing.

10.  NON-TRANSFERABILITY
     -------------------

     10.1 The Company may not assign or transfer the rights conferred upon it under the terms of this offer.

11.  REPRESENTATION
     --------------

     11.1 By its acceptance of this offer, the Company represents that all the information provided to G.Q. during the period of the negotiations which led to this offer is true and accurate.

12.  INTERPRETATION
     --------------

     12.1 This Guarantee is subject to the application of the terms and conditions set out in the Act respecting Investissement-Quebec and Garantie-Quebec and its regulations.

     12.2 Only the French version hereof shall be considered official and, in any event, it shall prevail over any translation which might accompany it.

GARANTIE QUEBEC

Per: _____________________________________  Date: 2001/04/09
                 Signature                        ----------


       Biagio Carangelo, Portfolio Manager
       -----------------------------------
        Name of authorized representative


Per: _____________________________________  Date: 2001/04/09
                 Signature                        ----------


     Jean-Charles Vincent, Regional Manager
     --------------------------------------
        Name of authorized representative


ACCEPTANCE BY THE COMPANY

Having read the terms and conditions set out in this offer, we accept this offer of loan guarantee and attach a cheque for thirty thousand dollars ($30,000) in payment of the Commitment Fee amounting to thirty thousand dollars ($30,000).

This cheque contains all the necessary information to allow G.Q., if applicable, to repay any amount due under the Guarantee, by electronic debit.



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representative          representative

2001-04-09                   OFFER OF LOAN GUARANTEE                 Page 9 of 9
                                  (TRANSLATION)

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HENRY BIRKS & SONS HOLDING INC.


Per:  ____________________________________  Date:  April 12, 2001
                 Signature                         --------------


          Marco Pasteris    John Ball
       ---------------------------------
       Name of authorized representative



HENRY BIRKS & SONS INC.


Per:  ____________________________________  Date:  April 12, 2001
                 Signature                         --------------


          Marco Pasteris    John Ball
       ---------------------------------
       Name of authorized representative




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Initials of G.Q.'s      Initials of the Company's
representative          representative